EXHIBIT 10.2
                                                                   ------------


                         AMENDED AND RESTATED AGREEMENT

     This Amended and Restated Agreement ("Amended Agreement"), is made and entered into by and between LUNG HWA ELECTRONICS CO., LTD. ("LHE"), a Taiwan Corporation having its office and principal place of business at 3F, 248, Pei Sheng Rd. Sec. 3, Sheng Keng, Taipei Hsien, Taiwan, R. O. C., and I/OMAGIC CORPORATION ("IOMC"), a Nevada corporation, having its office and principal place of business at 4 Marconi, Irvine, CA 92618, and is dated July 21, 2005 for reference purposes only and is effective as of April 29, 2005. LHE and IOMC are each referred to herein as a "Party" and together as the "Parties."

                                    RECITALS

     This Amended Agreement is entered into with reference to the following facts:

     WHEREAS, LHE and IOMC have previously entered into a certain agreement dated June 6, 2005 in connection with a $15 million trade credit facility offered by LHE to IOMC (the "Agreement").

     WHEREAS, LHE and IOMC now desire to amend and restate the Agreement in its entirety to properly reflect the intent of both Parties and to apply the terms of the Agreement retroactively effective as of April 29, 2005.

     WHEREAS, IOMC desires to use LHE as IOMC's International Purchasing Office hereafter referred to as "IPO") to purchase certain computer peripheral products for IOMC.

     WHEREAS, IOMC has the desire to purchase from LHE and LHE desires to sell certain computer peripheral and digital entertainment products manufactured by LHE ("OEM Sales")

     NOW, THEREFORE, in consideration of the covenants and promises contained herein, and for other good and valuable consideration, the existence and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

                                    AGREEMENT

 Terms  Applicable  to  IPO  Business  Model:
 --------------------------------------------

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1.     IOMC  may  instruct  LHE  to purchase consumer/computer products from its
designated     suppliers  for  IOMC  in  the  territory  of  the  North America.

2.     Price  Transparency:  LHE  shall  not  renegotiate  the  price  on IOMC's
       --------------------
purchase order to LHE for products to be purchased with the designated suppliers, unless the supplier and LHE offer IOMC the same reduction in price for such products. LHE agrees to provide and execute a Tri-Party Agreement to be negotiated and entered into between IOMC, LHE and each supplier that IOMC instructs LHE to purchase products from. LHE agrees that the Tri-Party Agreement shall include, but not be limited to, LHE's agreement that LHE shall not renegotiate prices with the supplier.

3.     Handling  Charge  as  Being  IPO
       --------------------------------
     LHE shall charge 5% handling charge based on the supplier's unit price. If IOMC reaches an average running monthly purchasing volume of $750,000 per month under either the IPO and/or OEM Sales Business models combined, LHE shall reduce the handling charge by 2% as a volume discount to IOMC. LHE shall credit any volume discounts on handling charges to IOMC by issuing a credit note based on the invoices.

4.     Returns
       -------
     IOMC shall return nonconforming or defective products directly to the supplier. LHE agrees to issue IOMC a credit for the 3% or 5% handling charge on the returned products in the event that the supplier issues a return credit to LHE for IOMC returned products. Returns to suppliers will be negotiated and handled pursuant to a Tri-Party Agreement executed by LHE, IOMC, and supplier.

Terms  Applicable  to  IPO  and  OEM  Sales  Business  Model:
-------------------------------------------------------------

1.     Purchase  Order
       ---------------
IOMC shall issue purchase orders to LHE during the term of this Amended Agreement. The terms on all Purchase Orders shall be F.O.B. I/OMagic's warehouse located at 4 Marconi, Irvine, CA 92618, unless agreed upon otherwise in writing by both parties.

2.     Credit  Line
       ------------
US  $15  million

3.     Payment:
       -------
(a)     Net  120  days from the date of LHE's invoice for the IPO Sales Business
Model; Net 90 days from the date of LHE's invoice for the OEM Sales Business Model. LHE


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shall issue individual invoices to IOMC for each shipment no earlier than  the  shipment  date  of  the  Products  to  IOMC.
(b) Payment should be made on the 121st day for IPO Sales and the 91st day for OEM Sales, beginning on the date the invoice is issued with funds paid via wire transfer to bank account specified below (hereinafter referred to as "Bank"):
(c)     Bank  information
Bank:  CHANG  HWA  COMMERCIAL  BANK,  LTD.  PEI  HSIN  BRANCH
Account  name:  LUNG  HWA  ELECTRONICS  CO.,  LTD.
Account  No.  5623-22-06271-500
SWIFT  CODE:  CCBCTWTP562
(d)  Interest shall accrue on any past due accounts at a rate of 0.5% per month.

4.     Early  Payment
       --------------
Upon effectiveness of this Amended Agreement, the amount of $1,500,000 US dollars ("Early Payment Funds") shall be wired from IOMC to LHE. These funds will be used to pay all IOMC invoices coming due for payment to LHE. Any Early Payment Funds remaining after the payment of all IOMC outstanding invoices to LHE three months after the date of this Agreement shall be refunded to IOMC immediately. Once the Early Payment Funds have been used to pay all outstanding IOMC invoices, or three months after the effective date of this Amended Agreement has expired, whichever is sooner, as a down payment for products ordered, IOMC shall pay LHE 10% of the purchase price on any purchase orders issued to LHE within ten (10) days of LHE's invoice date.

5.     Cancellation
       ------------
If IOMC cancels the Purchase Order, the cancellation penalty would depend on the supplier's request stated on quotation or contract.

6.  Shipment
    --------
IOMC will pay for reasonable shipping expenses including transportation costs, freight forwarder and related customs/duties fees.

7.     Non-Competition
       ---------------
During the term of, or any extension of the term of, this Agreement, LHE shall not export, market, design, manufacture or sell any products similar to, or which either alone in conjunction with some other goods, perform as or which might otherwise compete with IOMC in the North America.

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8.     Duration
       --------
This Amended Agreement shall remain valid for one (1) year from the effective date of this Amended Agreement. At the end of the term of this Amended Agreement, if either party would like to terminate the Amended Agreement the terminating party shall provide the other party with at least thirty (30) days prior written notice of termination. Otherwise, the Amended Agreement will be continuously valid without signing a new agreement.

9.     Monthly  Statements
       -------------------
LHE shall fax or e-mail a statement indicating all open items to IOMC within 15 days after the end of each month.

10.     Entire  Agreement
        -----------------
Except as provided herein, this Amended Agreement contains the entire agreement of the parties, and supersedes all existing negotiations, representations, or agreements and all other oral, written, or other communications between them concerning the subject matter of the Agreement and this Amended Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Amended Agreement that are not fully expressed herein.

10.     Applicable  Law
        ---------------
This Amended Agreement shall be subject to the laws of California and each party hereby submits to the exclusive jurisdiction of the courts in Orange County, California and irrevocably waives any rights it may have to bring proceedings in any other jurisdiction (including without limitation on the grounds of inconvenient forum.)

     IN WITNESS WHEREOF, the parties hereto have executed this Amended Agreement by their duly authorized representatives on the date and year first above written.

I/OMAGIC  CORPORATION               LUNG  HWA  ELECTRONICS  CO.,  LTD.

/s/ Tony Shahbaz                    /s/ Peter Pai     7/21/2005

By:   Tony  Shahbaz                 By:     Peter  Pai
Its:  President  and  CEO           Its:    CEO


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